EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-60580, 333-03895, 333-95127, 333-95129 and
333-91386)  of our report  dated  January 31, 2006 (as to Note L,  February  28,
2006) relating to our audit of the financial statements which included an explanatory paragraph relating to the Company's ability to continue as going concern, included in the 2005 annual report on Form 10-KSB of SyntheMed, Inc.


New York, New York
February 28, 2006